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                  HANGZHOU AFTEK COMMUNICATION COMPANY LTD. CONTRACT

                            CHAPTER 1. GENERAL PROVISIONS

In accordance with the "Law of the People's Republic of China on Chinese-Foreign Equity Joint Ventures" and other relevant Chinese laws and regulations, Advanced Fibre Technology Communication (Hong Kong)Limited and Hangzhou Communication Equipment Factory of the MPT., HuaTong Branch, adhering to the principle of equality and mutual benefit and through friendly consultations, agree to jointly invest to set up a joint venture enterprise in Hangzhou, Zhejiang Province, the People's Republic of China. The contract hereunder is concluded.

                       CHAPTER 2. PARTIES TO THE JOINT VENTURE

    ARTICLE 1. Parties to this contract are as follows:
    Advanced Fibre Technology Communication (Hong Kong) Limited (hereinafter refereed to as Party A), registered with Hong Kong, with legal address being:
8 Luk Hop Street, Sanpokong, Kowloon, Hong Kong.
Legal representative: Name: Donald Green
                  Position: President
                  Nationality: British

    Hangzhou Communication Equipment Factory of the MPT., HuaTong Branch (hereinafter refereed to as Party B), registered with Hangzhou, with legal address being:
TianMuShan GuDangWan 9#, Hangzhou,
Zhejiang Province, 310023
Legal representative: Name: Jiang Suo Zheng
                  Position: Director
                  Nationality: People's Republic of China

                CHAPTER 3. ESTABLISHMENT OF THE JOINT VENTURE COMPANY

    ARTICLE 2. In accordance with the "Law of the People's Republic of China on Chinese Foreign Equity Joint Ventures" and other relevant Chinese laws and regulations, both parties to the joint venture agree to set up the joint venture limited liability company within Chinese territory.

    ARTICLE 3. The name of the joint venture limited liability company is Hangzhou Aftek Communication Company Ltd.(hereinafter referred to as the joint venture company).
    The name in English is: Hangzhou Aftek Communication Co., Ltd.
    The legal address of the joint venture company is: TianMuShan GuDangWan 9#, hangzhou, Zhejiang Province, 310023.

    ARTICLE 4. All activities of the joint venture company shall be governed by the laws and pertinent rules and regulations of the People's Republic of China.

    ARTICLE 5. The organization form of the joint venture company is a limited liability company. Each party to the joint venture company is liable to the joint venture company within the limit

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[*] INDICATES CONFIDENTIAL TREATMENT REQUESTED



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of the capital subscribed by it.  The profits, risks and losses of the joint venture company shall be shared by the parties in proportion to their contributions of the registered capital.

          CHAPTER 4. THE PURPOSE, SCOPE AND SCALE OF PRODUCTION AND BUSINESS

    ARTICLE 6. The purpose of the parties to the joint venture is: with the wish of enhancing economic cooperation and technical exchanges, to employ advanced and appropriate technology and scientific operation and managerial methodology, improve product quality, continuously develop new products, build up competitiveness in the world market in quality and pricing so that the economic benefits will be enchanced and both parties will obtain satisfactory economic benefits.

    ARTICLE 7. The business scope of the joint venture company is: transmission equipment, telephone switching equipment and communication components and devices.

    ARTICLE 8. The production scale of the joint venture company is to ultimately reach an annual field of 600,000 lines of UMC1000E equipment.

    CHAPTER 5.  TOTAL AMOUNT OF INVESTMENT AND THE REGISTERED CAPITAL,
                    CONTRIBUTIONS BY EACH PARTY AND INVESTMENT FORM

    ARTICLE 9. Total amount of investment of the joint venture company is [*].

    ARTICLE 10. Investment contributed by the parties is [*] which will be the registered capital of the joint venture company.
    Of which:  Party A shall pay [*], accounts for [*];
               Party B shall pay [*], accounts for [*].

    ARTICLE 11. Investment contributed by each party is as follows:
                Party A: cash [*]
                Party B: cash [*] (The [*] contributed by Party
B shall be converted into corresponding amount of RenMinBi per the exchange mid-rate on the contribution date at the Foreign Currency Exchange Market at issued by the State Administration of Exchange Control of the People's Republic of China.)


    ARTICLE 12. The registered capital of the joint venture company shall be paid in two installments by party A and Party B according to their respective proportion of their investment.
    Each installment shall be as follows:
    First installment : Party A [*]; Party B : [*]

    Second installment: Party A [*]; Party B : [*].

    ARTICLE 13. In case any party to the joint venture intends to assign all or part of his investment to a third party, consent shall be obtained from the other party to the joint venture, and approval from the examination and approval authority is required.

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    When one party to the joint venture assigns all or part of his investment, the other party has preemptive right.

           CHAPTER 6.  RESPONSIBILITIES OF EACH PARTY TO THE JOINT VENTURE

    ARTICLE 14. Party A and Party B shall be respectively responsible for the following matters:
    Responsibilities of Party A:
    Assisting in providing cash in accordance with the stipulations in Chapter
5;
    Assisting in handling the matters entrusted by the joint venture company, such as selecting and purchasing machinery and equipment outside China, etc.;
    Assisting in providing the needed technical personnel for installation and testing to help the setup of the production line;
    Assisting the training of the engineering personnel and the technical personnel and workers for production and inspection of the joint venture company;
    Handling other matters entrusted by the joint venture company. Responsibilities of Party B:
    Assisting in handling the applications for approval, registration, business license and other matters concerning the establishment of the joint venture company from relevant departments in charge of China;
    Organizing the design and construction of the premises and other engineering facilities of the joint venture company;
    Providing cash in accordance with the stipulations in Chapter 5;
    Assisting the processing of import customs declaration for the machinery and equipment purchased by the joint venture company and arranging the transportation within the Chinese territory.
    Assisting the joint venture company in purchasing or leasing in China equipment, materials, raw materials, articles for office use, means of transportation and communication facilities etc.;
    Assisting the joint venture company in contacting and settling the infrastructure facilities such as water, electricity, transportation etc.;
    Assisting the joint venture in recruiting Chinese management personnel, technical personnel, workers and other personnel needed;
    Assisting foreign workers and staff applying for the entry visa, work license etc.;
    Handling other matters entrusted by the joint venture company.



                                CHAPTER 7.  TECHNOLOGY

    ARTICLE 15. Party A agrees to provide the joint venture company the relevant technology for manufacturing the UCM1000E SLC equipment. The relevant training fees and traveling fees for the Hong Kong and American technical personnel traveling to Hangzhou and the Hangzhou personnel traveling to Hong Kong and America shall be borne by [*].

    ARTICLE 16.  Party A shall provide the following source product technology:
    1. Party A guarantees that the overall technology such as technology of manufacturing, technological process, testing, inspection of UMC1000 SLC product and material-purchasing standards will meet the requirement of the joint venture's final purpose of manufacturing and marketing the product. The technology transfer fee will not exceed [*]. The

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payment details will be mutually agreed by Party A and the joint venture company. A contract for transfer fee will be signed by Party A and the joint venture company.
    2. Party A shall provide the joint venture company with the improvement of the technology and the information and technological materials of improvement in time, [*];
    3. Any fees in connection with the training arranged by Party A for the technical personnel and workers of the joint venture company to master the technology shall be borne by [*]: The training fee will not exceed [*]. The payment details will be mutually agreed by Party A and the joint venture company. A contract for training fee will be signed by Party A and the joint venture company.

    ARTICLE 17. Party B and the joint venture company shall not be liable for any disputes concerning property rights arising from the transfer of UMC1000 SLC product technology. Party B and the joint venture company shall not disclose or transfer the UMC1000 SLC product technology to any third party without Party A's approval. If either party wishes to open a company to produce a similar product then they must give prior written to the other party.

                            CHAPTER 8. SELLING OF PRODUCTS

    ARTICLE 18. When the joint venture company reaches its production scale [*], its products shall be sold both in Chinese market and international market. The sales proportion is as follows: [*] for export, [*] for Chinese domestic market.

    The joint venture company may entrust Party A to sell its products in international markets, which shall account for [*]. The joint venture company may directly sell its products in the international market, which shall account for [*].

    ARTICLE 19. The joint venture's products to be sold in China may be handled by the Chinese materials and commercial departments by means of agency or exclusive sales, or may be directly sold by the joint venture company.

    ARTICLE 20. In order to provide maintenance service to the products sold both in China and abroad, the joint venture company may set up sales branches for maintenance service both in China and abroad subject to the approval of the relative Chinese department.

    ARTICLE 21. The trade mark of the joint venture's products shall be decided by the board of directors and shall get registered.


                          CHAPTER 9. THE BOARD OF DIRECTORS

    ARTICLE 22. The date of registration of the joint venture company shall be the date of the establishment of the board of directors of the joint venture company.

    ARTICLE 23. The board of directors are composed of seven directors, of which four shall be appointed by Party A, three by Party B. The chairman of the board shall be appointed by Party B, and its vice-chairman by Party A. The term of office for the directors, chairman and vice-chairman is four years. Their term of office may be renewed if continuously appointed by the relevant party.

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    ARTICLE 24.  The highest authority of the joint venture company shall be its board of directors. It shall decide all major issues. Unanimous approval shall be required before any decisions are made concerning the following issues:
    1. The modification of the joint venture company's articles of association.
    2. The termination, discharge and extension of the duration of the period of the joint venture company.
    3. The increase and assignment of the registered capital of the joint venture company.
    4. The merging of the joint venture company into other economic association.
    All other issues shall be decided by the directors present at the board meeting by a simple majority with at least one appointed director or his proxy representing each of Party A and Party B.

                       CHAPTER 10.  BUSINESS MANAGEMENT OFFICE

    ARTICLE 25. The joint venture company shall establish a management office which shall be responsible for its daily management. The management office shall have a general manager nominated by Party A, a deputy general manager nominated by Party B, and appointed by the board of directors. Their terms of office are four years.

    ARTICLE 26. The responsibility of the general manager is to carry out the decisions of the board meeting, organize and conduct the daily management of the joint venture company. The deputy general manager shall assist the general manager in his work.
    Several department managers may be appointed by the management office.
They shall be responsible for the work in their respective departments and handle the matters handed over by the general manager and deputy general manager and shall be responsible for them.

    ARTICLE 27. In case of graft or serious dereliction of duty on the part of the general manager and deputy general manager, the board of directors shall have the right to dismiss them at any time.


                   CHAPTER 11.  PURCHASE OF EQUIPMENT AND MATERIALS

    ARTICLE 28. In is purchase of required raw materials, fuels, parts, means of transportation and articles for office use, etc., the joint venture company shall give first priority to purchase them in China where conditions are the same.

    ARTICLE 29. The joint venture company may entrust Party A to purchase equipment and a large quantity of raw materials, persons appointed by Party B shall be invited to take part in the purchasing.

                            CHAPTER 12.  LABOUR MANAGEMENT

    ARTICLE 30. Labour contract covering the employment, dismissal and resignation, wages, labour insurance, welfare, rewards, penalty and other matters concerning the staff and workers

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of the joint venture company shall be drawn up between the joint venture company and the Trade Union of the joint venture company as a whole or individual employees in accordance with the "Regulations of the People's Republic of China on Labour Management in Chinese-Foreign Equity Joint Ventures and its Implementation Rules."
    The labor contract shall, after being signed, be filed with the local labor management department.

    ARTICLE 31. The appointment of high-ranking managerial personnel recommended by both parties, their salaries, social insurance, welfare and the standard of traveling expenses, etc., shall be decided by the meeting of the board of directors.

               CHAPTER 13.  TAXES, FINANCE, AUDIT AND FOREIGN EXCHANGE

    ARTICLE 32. The joint venture company and its workers and staff shall pay taxes in accordance with the stipulations of Chinese laws and other relative regulations.

    ARTICLE 33. Allocations for various funds of the joint venture company shall be set aside in accordance with the stipulations in "The Accounting Standards and General Finance Provisions for Business Enterprises of the People's Republic of China". The annual proportion of allocations shall be decided by the board of directors according to the business situations of the joint venture company.

    ARTICLE 34. The fiscal year of the joint venture company shall be from January 1 to December 31. All vouchers, receipts, statistic statements and reports, account books shall be written in Chinese with reference to the international accounting standards and regulations.

    ARTICLE 35. Financial checking and examination of the joint venture company shall be conducted by an auditor registered in China and reports shall be submitted to the board of directors and the general manager.

    In case either party considers it necessary to employ other auditor or accountant to undertake annual financial checking and examination, the joint venture company shall give its consent. All the expenses thereof shall be borne by that party.

    ARTICLE 36. The joint venture company within 12 days from the end of each month and each quarter to deliver the financial statement of that month or that quarter to Party A and in the first twenty days of each fiscal year, the general manager shall prepare previous year's balance sheet, profit and loss statement and proposal regarding the disposal of profits, and submit them to the board of directors for examination and approval.

    ARTICLE 37. All the matters regarding the joint venture's foreign exchange shall be handled in accordance with the pertinent regulations of the People's Republic of China on the administration of foreign exchange.

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                      CHAPTER 14.  DURATION OF THE JOINT VENTURE

    ARTICLE 38.  The duration of the joint venture company is twelve years.
The establishment of the joint venture company shall start from the date on which the business license of the joint venture company is issued.
    An application for the extenuation of the duration, proposed by one party and unanimously approved by the board of directors, shall be submitted to the original examination and approval authority 180 days prior to the expiry date of the joint venture.

       CHAPTER 15.  THE DISPOSAL OF ASSETS AFTER THE EXPIRATION OF THE DURATION

    ARTICLE 39. Upon the expiration of the duration or termination before the date of expiration of the joint venture liquidation shall be carried out according to the relevant law. The surplus amount of the liquidated assets after deduction of the original contributions by both parties and after paying taxes shall be distributed in accordance with the proportion of investment contributed by Party A and Party B.


                                CHAPTER 16.  INSURANCE

    ARTICLE 40. Insurance policies of the joint venture company on various kinds of risks shall be underwritten within the People's Republic of China. Types, the value and duration of insurance shall be decided by the board of directors in accordance with the regulations of the insurance department within the People's Republic of China.


        CHAPTER 17.  THE AMENDMENT, ALTERATION. AND DISCHARGE OF THE CONTRACT

    ARTICLE 41. The amendment of the contract or its appendices shall come into force only after the written agreement is signed by Party A and Party B and approved by the examination and approval department.


    ARTICLE 42. In case of inability to fulfill the contract or to continue operation due to heavy losses in successive years as a result of force majeure, the duration of the joint venture and the contract shall be terminated before the time of expiration after unanimously agreed upon by the board of directors and approved by the examination and approval authority.

    ARTICLE 43. Should the joint venture company be unable to continue its operations or achieve the business purpose stipulated in the contract due to the fact that one of the contracting parties fails to fulfill the obligations prescribed by the contract and articles of association, or seriously violate the stipulations of the contract and articles of association, that party shall be deemed as unilaterally terminates the contract. The other party shall have the right to terminate the contract in accordance with the provisions of the contract after approved by the examination and approval authority as well as to claim damages. In case Party A and Party B of the joint venture company agree to continue the operation, the party who fails to fulfill the obligations shall be liable to the losses thus caused to the joint venture company.

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                   CHAPTER 18.  LIABILITIES FOR BREACH OF CONTRACT

    ARTICLE 44. Should either Party A or Party B fails to pay on schedule the contributions in accordance with the provisions defined in Chapter 5 of this contract, the breaching party shall pay to the other party 5% of the contribution for each month starting from the first month after exceeding the time limit. Should the breaching party fails to pay after 3 months, a cumulative 15% of the contribution shall be paid to the other party, who shall have the right to terminate the contract after approved by the relevant authority and to claim damages to the breaching party in accordance with the stipulations in Article 49 of the contract.

    ARTICLE 45. Should all or part of the contract and its appendices be unable to be fulfilled owing to the fault of one party, the breaching party shall bear the responsibilities thus caused. Should it be the fault of both parties, they shall bear their respective responsibilities according to actual situations.


                              CHAPTER 19.  FORCE MAJEURE

    ARTICLE 46. Should either of the parties to the contract be prevented from executing the contract by force majeure, such as earthquake, typhoon, flood, fire and war and other unforeseen events, and their happening and consequences are unpreventable and unavoidable, the prevented party shall notify the other party by cable without any delay, and within 15 days thereafter provide the detailed information of the events and a valid document for evidence issued by the relevant public notary organization for explaining the reason of its inability to execute or delay the execution of all or part of the contract. Both parties shall, through consultations, decide whether to terminate the contract or to delay the execution of the contract according to the effects of the events on the performance of the contract.

                             CHAPTER 20.  APPLICABLE LAW

    ARTICLE 47. The formation of this contract, its validity, interpretation, execution and settlement of the disputes shall be governed by the related laws of the People's Republic of China.


                         CHAPTER 21.  SETTLEMENT OF DISPUTES

    ARTICLE 48. Any disputes arising from the execution of, or in connection with the contract shall be settled through friendly consultations between both parties. In case no settlement can be reached through consultations, the disputes shall be submitted to the Foreign Economic and Trade Arbitration Commission of China for arbitration in accordance with its rules of procedure. The arbitral award is final and binding upon both parties.
    ARTICLE 49. During the arbitration, the contract shall be executed continuously by both parties except for the part in disputes.


                                CHAPTER 22.  LANGUAGE

    ARTICLE 50.  The contract shall be written in Chinese.


             CHAPTER 23.  EFFECTIVENESS OF THE CONTRACT AND MISCELLANEOUS

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    ARTICLE 51.  The appendices drawn up in accordance with the principles of this contract are integral part of this contract, including:
    1. Articles of association of Hangzhou Aftek Communication Co. Ltd.;
    2. Import equipment list of the joint venture company;
    3. Exportation agreement of the joint venture's products;

    ARTICLE 52. The contract and its appendices shall come into force beginning from the date of approval by the examination and approval authority.

    ARTICLE 53. Should notices in connection with any party's rights and obligations be sent by either Party A or Party B by telegram or telex, etc., written letter notices shall be also required afterwards. The legal addresses of Party A and Party B listed in this contract shall be the posting addresses.

    ARTICLE 54. The contract is signed as of June 18, 1994 in Hangzhou by the authorized representatives of both parties.

PARTY A :Advanced Fibre Technology Communication (Hong Kong) Limited Legal representative and Chairman: Donald Green
Signature:

    /s/ Donald Green

PARTY A :Advanced Fibre Technology Communication (Hong Kong) Limited Vice-Chairman: David So
Signature:

    /s/ David So

PARTY B: Hangzhou Communication Equipment Factory of the MPT.
Legal representative: Shi Ji Xing
Signature:

    /s/ Shi Ji Xing

PARTY B: Hangzhou Communication Equipment Factory of the MPT., HuaTong Branch Legal representative: Jiang Suo Zheng
Signature:

    /s/ Jiang Suo Zheng